UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-8356                    13-2892858
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(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

               70 East 55th Street, 7th Floor, New York, NY 10022
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 350-9900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1) On March 19, 2007, DVL, Inc. (the "Company") entered into a Stock Repurchase Agreement (the "Agreement") dated March 16, 2007 with Blackacre Bridge Capital, L.L.C., a New York limited liability company ("Blackacre Bridge") and Blackacre Capital Group, L.P., a Delaware limited partnership ("Blackacre Capital" and collectively with Blackacre Bridge, the "Sellers"). Pursuant to the Agreement, in a private transaction, the Company repurchased 4,753,113 shares of its common stock from Blackacre Bridge and 653,000 shares of its common stock from Blackacre Capital (collectively referred to herein as the "Shares"). The Company purchased the Shares for $0.12 per Share for an aggregate cash purchase price of $648,733.56. The Shares represented all of the shares of the Company's common stock owned by the Sellers and their respective affiliates, including Stephen Feinberg. All such parties, including Sellers, beneficially owned in excess of 10% of the Company's outstanding common stock prior to the repurchase of all such Shares by the Company.

The Company has received fees from certain entities affiliated with the Sellers and provided certain services under arrangements which are further described in the Company's filings with the Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

2) On March 16, 2007, the Company entered into Amendment No 1. To Loan and Security Agreement ("Amendment No. 1") dated March 15, 2007 with Pemmil, pursuant to which Pemmil loaned the Company $650,000 on March 16, 2007 to fund the Company's purchase of the Shares under the Agreement. Please see "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this
Item 1.01 for a further description of Amendment No. 1.

Certain members of Pemmil are insiders and/or affiliates of the Company, including Alan Casnoff, the Company's President and a Director of the Company, and Lawrence J. Cohen, Steve Simms, Ron Jacobs, Keith Stein and Jay Chazanoff, each of whom is a beneficial owner of greater than 10% of the Company's outstanding common stock. Mr. Stein is a special purpose director of the Company. Such persons and/or entities affiliated with such persons have engaged in certain transactions with the Company under arrangements which are further described in the Company's filings with the SEC under the Exchange Act, including (i) transactions in which the Company provided certain services to certain of such parties in consideration of fees paid to the Company by such parties, and (ii) transactions in which certain of such parties have provided services to the Company in consideration of fees paid by the Company to such parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pemmil previously made a loan to the Company in the original principal amount of $2,500,000 pursuant to the terms of that certain Loan and Security Agreement, dated December 27, 2005 (the "Loan Agreement") between Pemmil and the Company and evidenced by the Original Term Note (which has subsequently been amended and restated pursuant to Amendment No. 1). The outstanding obligations under the Loan Agreement and Original Term note through and including March 15, 2007 were $1,189,792.82 in principal and $115,810.91 in accrued and unpaid interest. The Loan Agreement provides that principal and unpaid interest are due December 27, 2008 and provides for interest at a rate of 12% per annum, compounded monthly. Interest is payable monthly on the loan, but the Company may elect not to make any such interest payment when due, and such amount of unpaid monthly interest shall be added to principal. The Company is required to prepay the loan (plus any accrued and unpaid interest) to the extent that the Company consummates certain capital transactions (as defined in the Loan Agreement) that result in net proceeds (as defined in the Loan Agreement) to the Company. Pemmil may, in its sole discretion, accelerate the Loan after the occurrence and during the continuance of an event of default (as defined in the Loan Agreement). The obligations under the Loan Agreement are secured by a subordinated pledge of the Company's equity interest in S2 Holdings, Inc., the Company's wholly-owned subsidiary. The Company may prepay all or a portion of the Loan at any time prior to maturity without penalty or premium.

To fund the purchase of the Shares by the Company pursuant to the Agreement as discussed in Item 1.01 herein, Pemmil made an additional loan advance to the Company in the principal amount of $650,000 pursuant to Amendment No. 1. Under Amendment No. 1, all accrued and unpaid interest outstanding at March 15, 2007 was added to the principal amount outstanding under the Loan Agreement and Pemmil loaned to the Company the additional $650,000 principal amount which increased the total outstanding principal amount outstanding under the Loan Agreement to $1,955,603.73. Such principal amount was evidenced by an Amended and Restated Term Note made by the Company to Pemmil which was executed simultaneously with Amendment No. 1. In general, except as modified and amended by Amendment No. 1 as described above, the terms and provisions of the Loan Agreement were unchanged and remain in full force and effect.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DVL, INC.


                                              By: /s/ Henry Swain
                                                  ------------------------------
                                              Name:  Henry Swain
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

Date: March 21, 2007